Exhibit 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated April 15, 1999 (except for the matter discussed in Note 14 for which the date is September 16, 1999) included in the amended Form 10-KSB of Greka Energy Corporation for the year ended December 31, 1998 in this registration statement on Form S-3 and to all references to our firm included or made a part of in this registration statement.

                                                /s/ Arthur Andersen LLP

New York, New York
February 9, 2000